Consent of Independent Certified Public Accountants


                                                              December 5, 2002

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated November 18, 2002, relating to the financial statements of Golf Two, Inc. (a Development Stage Company) for the period from March 15, 2001 (Inception) to December 31, 2001, the nine months ended September 30, 2002, and the periods from March 15, 2001 (Inception) to September 30, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.



                                         /s/ Stonefield Josephson, Inc.
                                         ------------------------------
                                         Stonefield Josephson, Inc.
                                         A Professional Accountancy Corporation
                                         Irvine, California